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                                                                     EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

     In the following list of subsidiaries of the Company, those companies which are indented represent subsidiaries of the corporation under which they are indented. 100% of the voting stock of each of the subsidiaries listed below is owned of record or beneficially by its indicated parent.


                                                    STATE OR OTHER
                                                    JURISDICTION OF
NAME                                                INCORPORATION
- ----                                                ---------------
BEVERLY BANCORPORATION, INC.                        Delaware
   Beverly Bank                                     Illinois
   Beverly Bank Matteson                            Illinois
   Beverly Trust Company                            Illinois
   Beverly Bank Lockport                            Illinois
   First Wilmington Corporation                     Illinois
      First National Bank of Wilmington             National